Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE BUTTERFLY NETWORK, INC. ) C.A. No. 2023-____-___

)

VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205

Petitioner Butterfly Network, Inc. (f/k/a Longview Acquisition Corp.) (“Butterfly” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205, seeking to have this Court validate a potentially defective corporate act as follows:

NATURE OF THE ACTION

1.The Company petitions this Court seeking similar relief that several other “de-SPAC” public companies have recently sought.  Namely, the Company seeks to validate its Second Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”) adopted in connection with its business combination with the former Butterfly Network, Inc. (“Legacy Butterfly”) in February 2021, which, among other things, increased the aggregate number of authorized shares of Class A Common Stock of the Company and created a new

“high vote” Class B Common Stock.  While a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote on the New

Certificate of Incorporation collectively voted in favor of the adoption of the New

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Certificate of Incorporation, a separate vote of holders of Class A Common Stock was not expressly sought in connection with the adoption of the New Certificate of Incorporation, and this Court’s decision in Garfield v. Boxed, Inc. creates uncertainty as to the validity of the New Certificate of Incorporation, threatening the Company with irreparable harm as described more fully herein.

2.Under 8 Del. C. § 242 and the Company’s Amended and Restated Certificate of Incorporation, dated May 20, 2020 (Exhibit A, “Old Certificate of Incorporation”), the holders of a majority of the outstanding shares of Common Stock of the Company were required to approve an amendment to the Old Certificate of Incorporation to increase the total number of shares of capital stock of the Company as well as the total number of shares of Class A Common Stock.
3.Pursuant to its Prospectus and Proxy Statement dated January 26, 2021 (Exhibit B, “2021 Proxy Statement”), the Company solicited stockholder approval to amend and restate its Old Certificate of Incorporation, among other things, to change its authorized capitalization from 221 million shares of capital stock, consisting of 220 million shares of “Common Stock,” including 200 million shares of Class A Common Stock and 20 million shares of Class B Common Stock, and 1 million shares of Preferred Stock, to 628 million shares of capital stock, consisting of 600 million shares of Class A Common Stock, 27 million shares of a new “high vote” Class B Common Stock, and 1 million shares of Preferred Stock (the “Charter

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Amendment”).  The 2021 Proxy Statement stated that approval of the Charter Amendment “requires the affirmative vote of the holders of (i) at least a majority of the outstanding shares of Longview Class B common stock, voting separately as a single class, and (ii) a majority of the outstanding shares of Longview common stock entitled to vote thereon, voting together as a single class.” Id. at 8. On the record date for determining stockholders entitled to vote on the Charter Amendment, January 15, 2021, there were 41,400,000 shares of Class A Common Stock outstanding and 10,350,000 shares of Class B Common Stock outstanding.  The

Charter Amendment was approved at a special meeting of stockholders held on February 12, 2021 (“Special Meeting”), where 30,506,581 shares of Common Stock were present.  At the meeting, a total of 27,759,911 shares of Common Stock voted in favor of the adoption of the Charter Amendment, including all shares of Class B Common Stock outstanding and entitled to vote thereon (viewed separately) as well as a majority of the outstanding shares of Class A Common Stock and Class B Common Stock (viewed together) entitled to vote thereon.

4.Following the approval of the Charter Amendment, the Second Amended and Restated Certificate of Incorporation of the Company became effective upon its filing with the Secretary of State of the State of Delaware on February 12, 2021 (Exhibit C, “New Certificate of Incorporation”), which changed the Company’s name to “Butterfly Network, Inc.” and implemented the other

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amendments approved at the Special Meeting, including the amendments changing the Company’s authorized capital stock.  On the same day, the Company closed its merger with Legacy Butterfly.  Since that time, the Company’s Common Stock has traded on the NYSE under the ticker symbol “BFLY.”
5.At the time of the filing of the New Certificate of Incorporation, the Company held the view that the amendments were legally and validly adopted under the terms of the Old Certificate of Incorporation and Section 242(b)(2) of the General Corporation Law of the State of Delaware (“DGCL”).  Section 242(b)(2) provides in relevant part:

The holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class . . . . The number of authorized shares of any such class or classes of stock may be increased or decreased . . . by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of this subsection, if so provided in the . . . certificate of incorporation . . . .

Section 242(b)(2) thus provides that an amendment to change the number of authorized shares of a class of stock requires a separate vote of such class unless the certificate of incorporation contains a so-called “Section 242(b)(2) opt-out” provision.  Despite not having a “Section 242(b)(2) opt-out” provision, the Company believed that the Charter Amendment, including the increase to the number of authorized shares of Class A Common Stock, was effective because under the

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unambiguous language of the Old Certificate of Incorporation, the Class A Common Stock was not a separate class of Common Stock, but was instead a series of the class of Common Stock.

6.On December 27, 2022, this Court issued an opinion in Garfield v. Boxed, Inc. that calls into question whether the Class A Common Stock was a series of the class of Common Stock or a separate class of stock, and thus the vote required to adopt the Charter Amendment.  Like this case, the defendant company in Boxed, Inc. had sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Common Stock in connection with a deSPAC transaction.  2022 WL 17959766, at *1 (Del. Ch. Dec. 27, 2022).  Before the stockholder vote, the plaintiff wrote a letter to the company board asserting the proposed voting structure for the amendment violated the Class A common stockholders’ voting rights under Section 242(b).  Id.  The company amended its merger agreement and supplemented its proxy statement to require the separate vote of the holders of its Class A common stock for approval of the amendment.  Id. The plaintiff filed an action in this Court seeking attorneys’ fees and expenses for the benefits he allegedly conferred on the company and its stockholders by facilitating this change.  Id. In determining whether the plaintiff had conferred a corporate benefit worthy of fees and expenses, the Court considered whether the plaintiff’s demand was meritorious – i.e., whether the failure to have sought and obtained a

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separate vote of the Class A common stock (and to have relied instead on a combined vote of the Class A common stock and Class B common stock) would have violated Section 242(b)(2).  Id. at *4.  The Court’s analysis hinged on whether the certificate of incorporation authorized Class A common stock and Class B common stock as two classes of common stock, or as series within a single class of common stock.  Id. at *6.  Noting that the certificate of incorporation only used the word “class” and not “series” to describe the authorized common shares, id. at *7, the Court interpreted the certificate of incorporation as designating the Class A common stock and Class B common stock as each being a class of common stock rather than as a series of the class, id. at *9.  The Court further observed that Section 102(a)(4) prescribes that a corporation’s certificate of incorporation set forth the number of shares of all classes and of each class and whether the shares are par or no-par, whereas no such preemptive recitation is required for series.  Id. at *8.  Because the certificate of incorporation listed the number of shares of Class A common stock, the number of shares of Class B common stock, and the number of shares of preferred stock, and set forth the par value of the shares in each, the Court read the certificate of incorporation as authorizing three classes of stock in compliance with Section 102(a)(4).  Id. at *9.  Further, the certificate of incorporation’s section on preferred stock vested the board with authority to provide for “one or more series of Preferred Stock” and to establish “the number of shares to be included in each such

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series” by resolution, complying with Section 102(a)(4)’s prescription for granting board authority to fix the number and terms of series of stock that are not provided in the certificate of incorporation by resolution.  Id.; see also 8 Del. C. § 151(g).  The certificate of incorporation did not include any such provision fixing or grant the board authority to fix a series of common stock.  2022 WL 17959766, at *9. The

Court thus held, in the context of a fee application, that the plaintiff’s claim that Section 242(b)(2) required a separate vote of the Class A common stock for the amendment was meritorious when filed.  Id.

7.Like the certificate of incorporation in Boxed, Inc., (i) the Old Certificate of Incorporation refers to the authorized common shares as classes, (ii) Section 4.1 of the Old Certificate of Incorporation sets forth the number of shares of

Class A Common Stock, Class B Common Stock, and Preferred Stock, and (iii) Section 4.2 of the Old Certificate of Incorporation vests the Board with authority to provide for the issuance of  “one or more series” of Preferred Stock and to establish “the number of shares to be included in each such series” by resolution, whereas no such provision is made with respect to the Common Stock.  While the Court’s discussion of the merits in Boxed, Inc. is not a final ruling on the merits and the Company believes that the conclusion in Boxed, Inc. that the Class A Common Stock was a separate class and not a series of the class of Common Stock is incorrect, the decision suggests that the Court would view the Company’s Class A Common Stock

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as a separate class of capital stock.  Therefore, the Company further believes that this Court would require a separate vote of the Class A Common Stock to validly approve the Charter Amendment.

8.As a result of Boxed, Inc., the validity of the Charter Amendment and the shares of Common Stock issued or to be issued in reliance on the Charter Amendment has become and will remain uncertain absent relief from this Court, and the Company is unable to identify which of its currently outstanding shares of Class A Common Stock are subject to this uncertainty.
9.The Company therefore brings this action pursuant to 8 Del. C. § 205, seeking this Court’s assistance in validating the New Certificate of Incorporation, including the Charter Amendment.

FACTUAL ALLEGATIONS

10.The Company is a Delaware corporation originally formed as a SPAC under the name Longview Acquisition Corp. (“Longview”) on February 4, 2020.  On November 19, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Longview’s wholly-owned subsidiary, Clay Merger Sub., Inc., would merge with and into Legacy Butterfly, with Legacy Butterfly surviving the merger as a wholly-owned subsidiary of

Longview.  Following this merger, Longview changed its name to “Butterfly Network, Inc.”  As merger consideration, the Company agreed to issue Legacy

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Butterfly stockholders 1.0383 shares of the Company’s Class A Common Stock for each Class A share of Legacy Butterfly common stock and 1.0383 shares of the Company’s Butterfly Class B common stock for each share of Legacy Butterfly Series A preferred stock, rounded down to the nearest whole number of shares.

11.Concurrent with the execution of the Merger Agreement, a number of investors agreed to purchase an aggregate of 17,500,000 newly issued shares of

Class A Common Stock in a private placement PIPE financing.  Following the Company’s de-SPAC acquisition of Legacy Butterfly on February 12, 2021, the Company, now named Butterfly Network Inc., is an innovative digital health business with a mission of democratizing healthcare by making medical imaging more accessible to everyone around the world.

The Proxy Statement

12.On January 26, 2021, the Company filed the 2021 Proxy Statement identifying six binding proposals and six advisory, non-binding proposals to be voted on at the Special Meeting, including Proposal No. 2, which included a proposal to change the Company’s capitalization, including an increase in the number of authorized shares of Class A Common Stock under the Old Certificate of Incorporation from 200 million to 600 million.  The 2021 Proxy Statement did not specifically require or solicit a separate vote of the holders of Class A Common

Stock.

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13.In the 2021 Proxy Statement, the Company noted that the purpose of the increase in the number of authorized shares was:

[T]he greater number of authorized shares of capital stock is desirable for New Butterfly to have sufficient shares to complete the Business Combination and have additional authorized shares for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and splits.

Ex. B at 145.

The Special Meeting

14.There were 51,750,000 shares of Common Stock outstanding and entitled to vote at the Special Meeting. See Exhibit B at 17. Of the outstanding Common Stock, there were 41,400,000 shares of Class A Common Stock and

10,350,000 shares of Class B Common Stock.  Id.  As disclosed in the Company’s Amended Form 8-K, dated February 16, 2021 (Exhibit D), the Charter Amendment received the affirmative vote of 27,759,911 shares, a majority of the 51.7 million shares outstanding and entitled to vote thereon.  Ex. D at 1.  As a result of this affirmative vote, the Company believed that the Charter Amendment had received the requisite stockholder approval.

15.As disclosed in a Form 8-K dated February 16, 2021 (Exhibit E, the

“Merger Closing Form 8-K”), the Company proceeded to file the New Certificate of Incorporation with the Delaware Secretary of State and to consummate its acquisition of Legacy Butterfly on February 12, 2021.  At the effective time of the

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acquisition, each share of Class B Common Stock issued and outstanding prior to the acquisition automatically converted on a one-for-one basis into a share of Class A Common Stock.  In connection with the acquisition, the Company issued shares of its Class A Common Stock and new “high vote” Class B Common Stock to the holders of Legacy Butterfly.  As a result of the acquisition and other transactions contemplated thereby, immediately following the acquisition, the Company’s outstanding capital stock consisted of 164,862,472 shares of outstanding Class A

Common Stock, 26,426,937 shares of the new “high vote” Class B Common Stock, 20,653,333 warrants each exercisable for one share of Class A Common Stock, options to purchase 22,132,558 shares of Class A Common Stock and restricted stock units to purchase 3,348,518 shares of Class A Common Stock.  Id. at 4.

16.As of February 1, 2023, there were 175,689,123 shares of Class A

Common Stock issued and outstanding and 26,426,937 shares of Class B Common Stock issued and outstanding.  The number of shares of Class A Common Stock issued and outstanding immediately following the de-SPAC transaction was and at all times through the date hereof has remained less than the 200 million authorized shares of Class A Common Stock originally provided for under the Old Certificate of Incorporation. However, if all warrants, stock options, and restricted stock units were exercised, the Company would have approximately 211 million shares of Class

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A Common Stock outstanding—a number that would exceed the authorized number of shares of Class A Common Stock set forth in the Old Certificate of Incorporation.

Harm to the Company

17.The uncertainty regarding the Company’s capital structure and the validity of its stock created by the Boxed, Inc. decision is causing (and will continue to cause) the Company harm.  The Company proposed the Charter Amendment to create a so-called “dual-class” common stock structure.  The increase in the authorized number of shares of Class A Common Stock was made not only in anticipation of issuing additional shares of Common Stock in connection with future business transactions following the consummation of the merger, but also to allow for the conversion of the new “high vote” Class B Common Stock created by the New Certificate of Incorporation.  As this Court stated in the Boxed decision, if any shares of capital stock of the Company, including the Class A Common Stock, issued in connection with the de-SPAC transaction are not valid, additional questions regarding the Company’s capital structure and governance, including with respect to the validity of the de-SPAC transaction itself, would emerge.
18.The uncertainty as to the validity of the Company’s outstanding shares will potentially cause market disruption, jeopardize the commercial relationships of the Company, result in claims from holders of such shares, and lead to consequent loss of value for the Company’s stockholders and loss of eligibility for the Class A

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Common Stock to remain listed on the NYSE.  Moreover, the Company cannot determine with certainty which stockholders hold putative stock and which stockholders hold valid stock, creating uncertainty as to past and future voting results.

19.Furthermore, the Company is unable to ratify the Charter Amendment on a timely basis pursuant to 8 Del. C. § 204 because any such ratification would require a vote of the holders of the Company’s valid stock under Section 204(d).   It has been over two years since the vote on the Charter Amendment and the Class A Common Stock has been actively traded on the NYSE.  Moreover, because every share of Class B Common Stock issued and outstanding immediately prior to the deSPAC transaction converted to Class A Common Stock on a one-to-one basis, it is even more difficult to discern which shares relate back to the Class A Common Stock or Class B Common Stock that existed before the de-SPAC transaction.  Thus, the Company has no practicable ability to effectively trace the shares that were issued prior to the Charter Amendment.
20.The Company respectfully seeks this Court’s assistance to validate the New Certificate of Incorporation to prevent immediate harm to the Company, its prospects and its stockholders.

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Consideration of Statutory Validation Factors under Section 205(d)

21. Section 205(d) sets forth certain factors that the Court may consider when determining whether to ratify and validate a defective corporate act:

In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following:

(1)Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation;
(2)Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid;
(3)Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated;
(4)Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and
(5)Any other factors or considerations the Court deems just and equitable.

8 Del. C. § 205(d).

22.Belief in the Amendment’s Validity.  With respect to the factor set forth in Section 205(d)(1), the Company demonstrated its good faith belief that the Charter Amendment had been properly approved through its actions taken in connection with the closing of the de-SPAC transaction.  In the Merger Closing

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Form 8-K, the Company disclosed that the Charter Amendment had been approved by the stockholders and the de-SPAC transaction was closed on the same day in reliance on that approval.  On February 12, 2021, the New Certificate of Incorporation was filed with the Delaware Secretary of State and the de-SPAC transaction was consummated based on the belief that the Charter Amendment was validly approved.  Since then, the Company has repeatedly represented that it is authorized to issue more than 200 million shares of Class A Common Stock.  See, e.g., the Company’s Form 10-Q, filed with the SEC on November 3, 2022; the

Company’s Form 8-K, filed with the SEC on November 3, 2022; the Company’s Form 10-Q, filed with the SEC on August 3, 2022.  These actions clearly demonstrate that the Charter Amendment was originally approved and effectuated with the belief that the approval and effectuation was in compliance with the provisions of the DGCL and the Old Certificate of Incorporation.

23.Treatment of the Amendment as Valid.  With respect to the factor set forth in Section 205(d)(2), the Company has represented to its public stockholders in the Merger Closing Form 8-K that the Charter Amendment was validly approved.  In numerous public filings since the closing of the de-SPAC transaction, the Company has disclosed to its stockholders that the Company is authorized to issue more than 200 million shares of Class A Common Stock.  Until the Boxed, Inc. decision, no stockholder has challenged the Company’s capital structure nor has

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there been any uncertainty about the Company’s capital structure or the validity of the New Certificate of Incorporation.
24.Harm Arising from Validation.  With respect to the factor set forth in Section 205(d)(3), the Company does not believe that any person would be harmed by the ratification and validation of the Company’s capital structure if this Petition is granted.  In fact, such a validation would only transform the market’s pre-Boxed, Inc. understanding into reality.  The purpose of the ratification is to provide certainty to the capital structure of the Company by ensuring that each person who currently believes they own shares of Class A Common Stock and new Class B Common Stock in fact does own those shares—and that any person owning options or rights exercisable for, or securities convertible into, shares of Class A Common Stock will continue to have the right to exercise such rights or options for, or convert such securities into, shares of Class A Common Stock.
25.Harm Arising from Failure to Validate.  Indeed, with respect to the factor set forth in Section 205(d)(4), there are many parties that would be harmed if the Company’s capital structure is not ratified and validated by this Court.
26.As a result of the uncertainty with respect to the validity of the New Certificate of Incorporation, the Company cannot verify which purported stockholders have valid shares, which has caused and will continue to cause harm to the purported holders of those shares.  The continued uncertainty as to the validity

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of the Company’s outstanding shares will potentially cause market disruption, disturb the Company’s corporate relationships, result in claims from holders of such shares, and could lead to consequent loss of value for the Company’s stockholders and loss of eligibility of the Class A Common Stock to remain listed on the NYSE.
27.The uncertainty regarding the validity of the New Certificate of Incorporation, including the capital structure contemplated thereby and the issuances in the de-SPAC transaction, creates uncertainty as to the statements and representations the Company is required to make in its Form 10-K.  The Company is required to file its Annual Report on Form 10-K by March 31, 2023 and is currently planning to file its 10-K prior to that date.  Because there now exists uncertainty regarding the validity of the Company’s Class A Common Stock, there is likewise uncertainty as to the statements and representations the Company is required to make in its Form 10-K.  Thus, absent clarity, the Company’s stockholders may be harmed by the uncertainty.
28.Other Factors.  With respect to the factor set forth in Section

205(d)(5), at least two “other factors” support granting the relief requested in this Petition.

29.First, while 8 Del. C. § 204 is a possible remedy, Section 204 may not be available due to the Company being unable to mail a proxy statement without its

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Form 10-K being filed.  In addition, calling a meeting of stockholders to approve the ratification is a process that would take at least three months.  Given the Company’s inability to trace which of its shares are valid, it would be impossible to determine precisely which shares are entitled to vote in a ratification under Section 204, leaving the Section 204 ratification open to challenge for at least 120 days following the time a meeting could be held.  In addition, under the self-help method of Section 204, whether approved solely by the Board or by the stockholders as well, the Company would be required to file a certificate of validation with the Delaware Secretary of

State to effectively ratify the New Certificate of Incorporation.  8 Del. C. § 204(e)(3) (requiring the filing of a certificate of validation in circumstances where the defective act ratified relates to a certificate previously filed with the Delaware Secretary of State).  The Company understands that processing times for certificates of validation can take as long as 3-4 months, and that while a certificate of validation is being processed by the Delaware Secretary of State, the Company would not be able to obtain certificates of good standing, pay its annual franchise taxes or make any other filings with the Delaware Secretary of State.  So, even if the Company could mail a proxy statement, the time to complete a ratification process under Section 204 could be as long as 6-8 months.  The additional months of uncertainty regarding the Company’s capital structure would be devastating to the Company and can be avoided if the Court grants the current relief requested by the Petitioner.

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30.Second, the Court should provide direction as to whether stockholders can rely on a SPAC’s capital structure.  This is a problem that affects more than just the Company and its stockholders.  Numerous publicly-traded Delaware corporations who accessed public markets via de-SPAC transactions in the past several years face the same post-Boxed, Inc. cloud of uncertainty over their capital structures and related dilemma as to how to proceed in light of the issues discussed above.  See, e.g., In re Lordstown, C.A. No. 2023-0083-LWW (Del. Ch.); In re Lucid Group Inc, C.A. No. 2023-0116-LWW (Del. Ch.); In re ChargePoint Hldgs. Inc., C.A. No. 2023-0113-LWW; In re Fisker Inc., C.A. No. 2023-0119-LWW (Del. Ch.); In re Blade Air Mobility, Inc., C.A. No. 2023-0153-LWW (Del. Ch.); In re Canoo Inc., C.A. No. 2023-0152-LWW (Del. Ch.).  Granting these petitions offers other SPACs a solution to a widespread problem.  Crafting a sensible, equitable, and prompt solution would be in keeping with both this Court’s and the State of Delaware’s reputations as the United States’ preeminent caretakers of corporate law and governance.
31.The Company respectfully seeks this Court’s assistance to validate the New Certificate of Incorporation and all the currently outstanding shares of the Company’s capital stock to prevent ongoing harm to the Company, its business prospects and its stockholders.

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COUNT ONE

(Validation of Corporate Act Under 8 Del. C. § 205)

32.The Company repeats and reiterates the allegations above as if fully set forth herein.
33.The Company is authorized to bring this petition under 8 Del. C. § 205(a).
34.Under 8 Del. C. § 205(a), this Court may determine the validity and effectiveness of any defective corporate act and any putative stock.  A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation but is void or voidable due to a failure of authorization.  A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with “(A) the provisions of [the DGCL], (B) the certificate of incorporation or bylaws of the corporation … if and to the extent such failure would render such act or transaction void or voidable.”  8 Del. C. § 204(h)(2).
35.The Company filed the New Certificate of Incorporation and effectuated the Charter Amendment with the good faith belief that they were adopted in compliance with Delaware law.

36.The Company has treated the New Certificate of Incorporation as valid and treated all acts in reliance on the New Certificate of Incorporation as valid.

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37.Third parties, including financing sources, key business partners, stockholders, employees and directors, have relied on the validity of the New

Certificate of Incorporation and treated all acts in reliance on the New Certificate of Incorporation as valid.

38.On information and belief, no persons would be harmed by the validation of the New Certificate of Incorporation and Charter Amendment.  The results of the Special Meeting and the filing of the New Certificate of Incorporation, including the Charter Amendment, were all disclosed publicly, and actions have been taken in reliance thereon.
39.As previously noted, the Company, its prospects and its stockholders may be irreparably harmed absent relief from this Court.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter an order as follows:

A.Validating and declaring effective the New Certificate of Incorporation, including the filing and effectiveness thereof;
B.Validating and declaring effective all acts in reliance on the New Certificate of Incorporation; and
C.Granting such other and further relief as this Court deems proper.

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Dated: February 21, 2023 /s/ Kevin M. Gallagher

Kevin M. Gallagher (#5337) Nicholas F. Mastria (#7085) Richards, Layton & Finger, P.A.

920 North King Street

Wilmington, Delaware 19801

(302) 651-7700

Attorneys for Petitioner Butterfly Network, Inc.

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